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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): January 11, 2006
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                             TRANSAMERICAN HOLDINGS
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             (Exact name of registrant as specified in its charter)

    Las Vegas, Nevada                 000-29933                   77-0434471
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(State or Other Jurisdiction   (Commission File Number)         (IRS Employer
    of Incorporation)                                        Identification No.)

3030 S. Valley View Blvd. Suite # 190 Las Vegas. Nevada 89102
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     (Address of Principal Executive Officers)                  (Zip Code)

Registrant's telephone number, including area code: 702-569-7331
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         3030 S. Valley View Blvd. Suite # 190 Las Vegas, Nevada 89102
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01

American Holding Investments, Inc. (formerly TransAmerican Holdings, Inc.) held an annual meeting of shareholders of the Company at 221 North Rampart, Las Vegas, Nevada, at 10:00 A.M. Pacific Daylight Time, Tuesday, December 20, 2005.

A plurality of the Company's shareholders was present either in person or by proxy. A new Board of Directors was elected consisting of five individuals, Messrs. William R. Barber, Michael Savage, Hardy L. Thomas, Edward Price, and Mr. William J. Barber. The Company also amended its by-laws to increase the authorized size of the Board of Directors from five to seven members.

The Chairman, Mr. William R. Barber, noted that this was the first shareholders' meeting of the corporation. The Company, as a result of previous management's failure to do so, is in the process of coordinating the filings of required 10Qs, 10Ks and audited financial statements to comply with the important goal of bringing the corporation into reporting and auditing compliance. The firm of Stonefield Josephson, Inc., a certified public accounting firm in Santa Monica, California is conducting a review of the 10K's and 10Q's as well as conducting an audit of financial year end 2004.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2005



                                  By: /s/ Michael Savage
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                                      Michel Savage
                                      Chief Financial Officer